                                                                    Exhibit 12.1
                                                                    ------------

                                 COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                            Year Ended December 31,
                                 ----------------------------------------------------------------------------
                                     1998            1999            2000            2001            2002
                                 ------------    ------------    ------------    ------------    ------------
                                                      (in thousands, except ratio data)
Earnings:
Income (loss) from
 continuing operations before
 income taxes .................. $        619    $      5,053    $     (9,903)   $    (34,825)   $    (36,064)
Plus:
   Interest expense ............           --              --              --              --              83
   Assumed interest element
    in rent expense/(1)/ .......          146             136             152             745             402
                                 ------------    ------------    ------------    ------------    ------------
Adjusted Earnings                $        765    $      5,189    $     (9,751)   $    (34,080)   $    (35,579)
                                 ============    ============    ============    ============    ============
Fixed Charges:
   Interest expense ............           --              --              --              --              83
   Assumed interest element
    in rent expense/(1)/ .......          146             136             152             745             402
                                 ------------    ------------    ------------    ------------    ------------
Fixed Charges:                   $        146    $        136    $        152    $        745    $        485
                                 ============    ============    ============    ============    ============
Ratio of earnings to fixed
 charges .......................         5.24           38.15
Deficiency of earnings
 available to cover fixed
 charges .......................           --              --    $     (9,903)   $    (34,825)   $    (36,064)
Rent expense ................... $        437    $        408    $        455    $      2,234    $      1,205
Interest portion (33 1/3%) ..... $        146    $        136    $        152    $        745    $        402

                                                                Three months    Three months
                                                                ended March     ended March
                                                                  31, 2002        31, 2003
                                                                ------------    ------------
Earnings:
Income (loss) from continuing operations before
 income taxes ................................................. $     (6,293)   $     (6,628)
Plus:
   Interest expense ...........................................           --             249
   Assumed interest element in rent expense/(1)/ ..............          110             120
                                                                ------------    ------------
Adjusted Earnings                                               $     (6,183)   $     (6,259)
                                                                ============    ============
Fixed Charges

   Interest expense ...........................................        --         249
   Assumed interest element in rent expense/(1)/ ..............       110         120
                                                                 --------   ---------
Fixed Charges                                                    $    110    $    369
                                                                 ========   =========
Ratio of earnings to fixed charges ............................        --          --

Deficiency of earnings available to cover fixed
 charges ......................................................  $ (6,293)   $ (6,628)
Rent expense ..................................................  $    330    $    360
Interest portion (33 1/3%) ....................................  $    110    $    120

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/(1)/  Total rent expense for the year is divided by three. This is the portion of rent expense which the Company believes to be representative of interest.